UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2024

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

625 Stanwix St. #2504, Pittsburgh, PA 15222

(Address of principal executive offices)

(347) 323-9581

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background.

This Second Amendment to Form 8-K notifies investors that we have issued a press release outlining our planned launch of the FOMO Token for shareholders of our Company and of our affiliate FOMO WORLDWIDE, INC. (OTC: FOMC). The press release is included herein as Exhibit 99.1.

Himalaya Technologies, Inc. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 7.01 Regulation FD Disclosure.

Himalaya Technologies, Inc. and our affiliate FOMO WORLDWIDE, INC. (OTC: FOMC) have received a proposal to create a new Ethereum-based ERC20 token to be called “FOMO”. Terms are under negotiation with plans to distribute some or all of the tokens to shareholders of one or both companies. The Draft Agreement is included herein as Exhibit 10.1.

Exhibit No.	Description
10.1	FOMO Token Proposal for HMLA/FOMC – January 12, 2024*
10.2	FOMO Token Final Agreement for HMLA/FOMC – January 16, 2024**
99.1	Himalaya Technologies, Inc. Press Release - January 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Incorporated by reference to Firm 8-K filed January 12, 2024.

**Incorporated by reference to Firm 8-KA1 filed January 16, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: January 18, 2024	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer